BOK Financial Corporation reports quarterly earnings of $141 million, or $2.22 per share, in the third quarter.

Third quarter 2025 financial highlights[1]
Net Income	Net income was $140.9 million, or $2.22 per diluted share, compared to $140.0 million, or $2.19 per diluted share.

Net Interest Income & Margin	Net interest income totaled $337.6 million, an increase of $9.5 million. Net interest margin expanded 11 basis points to 2.91% compared to 2.80% in the prior quarter.

Fees & Commissions Revenue	Fees and commissions revenue was $204.4 million, an increase of $7.1 million, led by growth in investment banking revenue driven by increased municipal underwriting activity.

Operating Expense
Operating expense increased $15.3 million to $369.8 million, primarily due to higher personnel expense, including increased incentive compensation and regular compensation. Non-personnel expense was up $3.6 million, largely led by higher mortgage banking costs.

Loans	Period end loans were $24.9 billion, growing by $573 million, driven by broad-based growth across the loan portfolio. Average outstanding loan balances were $24.8 billion, a $650 million increase.

Credit Quality
Nonperforming assets declined to $74 million, or 0.30% of outstanding loans and repossessed assets, at September 30, 2025, from $81 million, or 0.33%, at June 30, 2025. Net charge-offs for the third quarter were $3.6 million, or 0.06% of average loans on an annualized basis.

Deposits
Period end deposits grew by $254 million to $38.5 billion and average deposits increased $345 million to $38.5 billion. Average interest-bearing deposits increased $408 million, while average demand deposits decreased by $64 million. The loan to deposit ratio was 65% at September 30, 2025, compared to 64% at June 30, 2025.

Capital
Tangible common equity ratio was 10.06% compared to 9.63% at June 30, 2025. Tier 1 capital ratio was 13.61%, common equity Tier 1 capital ratio was 13.60%, and total capital ratio was 14.48%. The company repurchased 365,547 shares of common stock at an average price paid of $111.00 per share in the third quarter of 2025.

1     Comparisons are to prior quarter unless otherwise noted.

▲	$9.5 million	2 bps	▲	$573 million	$122.7 billion
NET INTEREST INCOME		NET CHARGE-OFFS (TTM)	LOAN GROWTH		AUMA

CEO Commentary
Stacy Kymes, President and CEO, stated, “I’m proud of our strong performance this quarter, highlighted by solid loan growth, improving net interest margin, and growth in Wealth assets. Loans grew an additional $573 million this quarter and nearly $1.2 billion or 10% annualized over the past two quarters following market volatility driven by first quarter tariff uncertainty. We also achieved meaningful expansion in our net interest margin with a 13 basis point increase during that same timeframe. Our fee-based businesses continued to gain momentum with a quarterly high for Investment Banking revenue and Wealth assets growing to $122.7 billion, an $8.7 billion increase in the last 6 months. We are well-positioned to build on this success in the fourth quarter and remain focused on sustaining our positive trajectory while delivering long-term value for our shareholders."

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Net Interest Income

(Dollars in thousands)	Sep. 30, 2025	June 30, 2025	Change	% Change
Interest revenue
Interest-bearing cash and cash equivalents	$5,482	$5,626	$(144)	(2.6)%
Trading securities	72,770	86,488	(13,718)	(15.9)%
Investment securities	6,560	6,762	(202)	(3.0)%
Available-for-sale securities	133,452	131,360	2,092	1.6%
Fair value option securities	1,441	1,319	122	9.2%
Restricted equity securities	6,605	7,545	(940)	(12.5)%
Residential mortgage loans held for sale	1,405	1,346	59	4.4%
Loans	419,303	404,555	14,748	3.6%
Total interest revenue	$647,018	$645,001	$2,017	0.3%
Interest expense
Interest-bearing deposits:
Transaction	$206,400	$204,216	$2,184	1.1%
Savings	1,197	1,155	42	3.6%
Time	34,236	33,072	1,164	3.5%
Total interest-bearing deposits	241,833	238,443	3,390	1.4%
Funds purchased and repurchase agreements	7,250	6,820	430	6.3%
Other borrowings	57,724	67,410	(9,686)	(14.4)%
Subordinated debentures	—	1,588	(1,588)	(100.0)%
Total interest expense	$306,807	$314,261	$(7,454)	(2.4)%
Tax-equivalent net interest income	340,211	330,740	9,471	2.9%
Less: Tax-equivalent adjustment	2,565	2,574	(9)	(0.3)%
Net interest income	$337,646	$328,166	$9,480	2.9%

Net interest margin	2.91%	2.80%	0.11%	N/A

Average earning assets	$46,429,240	$46,984,071	$(554,831)	(1.2)%
Average trading securities	5,603,200	6,876,788	(1,273,588)	(18.5)%
Average investment securities	1,861,565	1,918,969	(57,404)	(3.0)%
Average available-for-sale securities	13,386,515	13,218,569	167,946	1.3%
Fair value option securities	105,651	88,323	17,328	19.6%
Restricted equity securities	337,055	390,191	(53,136)	(13.6)%
Average loans balance	24,826,139	24,176,549	649,590	2.7%
Average interest-bearing deposits	30,586,399	30,178,178	408,221	1.4%
Funds purchased and repurchase agreements	873,800	782,039	91,761	11.7%
Other borrowings	5,048,301	6,019,948	(971,647)	(16.1)%
Net interest income was $337.6 million for the third quarter of 2025, an increase of $9.5 million over the prior quarter. Net interest margin expanded to 2.91% from 2.80%. For the third quarter of 2025, our core net interest margin excluding trading activities, a non-GAAP measure, increased 4 basis points to 3.16% compared to 3.12% in the prior quarter.
Average earning assets decreased $555 million. Average trading securities decreased $1.3 billion, average investment securities decreased $57 million, and average restricted equity securities decreased $53 million. Average loan balances increased $650 million, primarily due to growth in portfolio balances for commercial real estate loans and loans to individuals. Average available-for-sale securities grew $168 million. Average interest-bearing deposits increased $408 million, primarily from growth in interest-bearing transaction accounts and time deposits. Average funds purchased and repurchase agreements increased $92 million, while average other borrowings decreased $972 million.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
The yield on average earning assets was 5.53%, a 6 basis point increase over the prior quarter. The yield on the available-for-sale securities portfolio increased 4 basis points to 3.93% and the yield on trading securities was up 20 basis points to 5.25%. The loan portfolio yield decreased 1 basis point to 6.70%. The yield on restricted equity securities expanded 11 basis points to 7.84%.
Funding costs were 3.33%, down 7 basis points. The cost of interest-bearing deposits decreased 3 basis points to 3.14%. The cost of funds purchased and repurchase agreements decreased 21 basis points to 3.29%, while the cost of other borrowings increased 5 basis points to 4.54%. The cost of subordinated debentures was down 638 basis points as all outstanding subordinated debentures were called during the second quarter. The benefit to net interest margin from assets funded by non-interest liabilities was 71 basis points, a decrease of 2 basis points.

Other Operating Revenue

(Dollars in thousands)	Sep. 30, 2025	June 30, 2025	Change	% Change
Brokerage and trading revenue	$43,239	$38,125	$5,114	13.4%
Transaction card revenue	29,463	29,561	(98)	(0.3)%
Fiduciary and asset management revenue	63,878	63,964	(86)	(0.1)%
Deposit service charges and fees	31,896	31,319	577	1.8%
Mortgage banking revenue	19,764	18,993	771	4.1%
Other revenue	16,190	15,368	822	5.3%
Total fees and commissions	204,430	197,330	7,100	3.6%
Other gains, net	8,264	8,140	124	N/A
Gain (loss) on derivatives, net	(453)	5,535	(5,988)	N/A
Gain on fair value option securities, net	630	1,112	(482)	N/A
Change in fair value of mortgage servicing rights	(2,375)	(5,019)	2,644	N/A
Gain on available for sale securities, net	213	—	213	N/A
Total other operating revenue	$210,709	$207,098	$3,611	1.7%
Fees and commissions revenue totaled $204.4 million for the third quarter of 2025, growing $7.1 million over the prior quarter.
Brokerage and trading revenue increased $5.1 million to $43.2 million. Investment banking revenue grew $5.0 million driven by increased municipal underwriting activity. Trading fees and commissions revenue increased $1.1 million, largely driven by higher municipal bond trading, partially offset by a decrease in U.S. agency residential mortgage-backed securities trading volumes. Customer hedging revenue decreased $1.8 million, primarily related to lower energy derivative volumes.
Fiduciary and asset management revenue was largely unchanged from the prior quarter. The current quarter benefited from increased trust fees driven by higher market valuations and continued growth in client relationships, while the prior quarter was impacted by seasonal tax preparation fees.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Operating Expenses

(Dollars in thousands)	Sep. 30, 2025	June 30, 2025	Change	% Change
Personnel	$226,347	$214,711	$11,636	5.4%
Business promotion	9,960	9,139	821	9.0%
Professional fees and services	15,137	15,402	(265)	(1.7)%
Net occupancy and equipment	33,040	32,657	383	1.2%
FDIC and other insurance	7,302	6,439	863	13.4%
FDIC special assessment	(1,209)	(523)	(686)	N/A
Data processing and communications	50,062	49,597	465	0.9%
Printing, postage, and supplies	4,036	4,067	(31)	(0.8)%
Amortization of intangible assets	2,656	2,656	—	—%
Mortgage banking costs	10,668	6,711	3,957	59.0%
Other expense	11,771	13,647	(1,876)	(13.7)%
Total operating expense	$369,770	$354,503	$15,267	4.3%
Total operating expense was $369.8 million for the third quarter of 2025, an increase of $15.3 million compared to the prior quarter.
Personnel expense was $226.3 million, an increase of $11.6 million. Cash-based incentive compensation increased $5.4 million driven by stronger underwriting and loan origination activity. Regular compensation costs grew $3.1 million, largely reflecting transitional personnel expenses associated with aligning our talent base to future growth objectives. Deferred compensation expense was $5.8 million, an increase of $2.5 million over the prior quarter; however, this was largely offset by an increase in the value of related investments included in Other gains (losses), net.
Non-personnel expense was $143.4 million, an increase of $3.6 million. Mortgage banking costs increased $4.0 million. Expenses in the prior quarter were below typical seasonal levels, primarily due to lower mortgage servicing related costs. Other expense decreased by $1.9 million due to lower operational losses.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Loans

(Dollars in thousands)	Sep. 30, 2025	June 30, 2025	Change	% Change
Commercial:
Healthcare	$3,878,543	$3,808,936	$69,607	1.8%
Services	3,710,643	3,658,807	51,836	1.4%
Energy	2,681,512	2,734,713	(53,201)	(1.9)%
General business	4,242,242	4,181,726	60,516	1.4%
Total commercial	14,512,940	14,384,182	128,758	0.9%

Commercial Real Estate:
Multifamily	2,500,323	2,473,365	26,958	1.1%
Industrial	1,396,795	1,304,211	92,584	7.1%
Office	811,601	690,086	121,515	17.6%
Retail	593,835	592,043	1,792	0.3%
Residential construction and land development	122,033	105,701	16,332	15.5%
Other real estate loans	328,020	356,035	(28,015)	(7.9)%
Total commercial real estate	5,752,607	5,521,441	231,166	4.2%

Loans to individuals:
Residential mortgage	2,676,366	2,610,681	65,685	2.5%
Residential mortgages guaranteed by U.S. government agencies	151,642	148,453	3,189	2.1%
Personal	1,771,639	1,627,454	144,185	8.9%
Total loans to individuals	4,599,647	4,386,588	213,059	4.9%

Total loans	$24,865,194	$24,292,211	$572,983	2.4%
Outstanding loans were $24.9 billion at September 30, 2025, an increase of $573 million over June 30, 2025, driven by broad-based growth across the loan portfolio. Unfunded loan commitments grew by $530 million over the second quarter of 2025.
Outstanding commercial loan balances, which includes healthcare, services, energy, and general business loans, increased $129 million over the prior quarter.
Healthcare sector loan balances increased $70 million and totaled $3.9 billion, or 16% of total loans. Our healthcare sector loans primarily consist of $3.1 billion of senior housing and care facilities, including independent living, assisted living, and skilled nursing. Generally, we loan to borrowers with a portfolio of multiple facilities, which serves to help diversify risks specific to a single facility.
General business loans increased $61 million to $4.2 billion, or 17% of total loans. General business loans include $2.7 billion of wholesale/retail loans and $1.5 billion of loans from other commercial industries.
Services sector loan balances were up $52 million over the prior quarter to $3.7 billion, or 15% of total loans. Services loans consist of a large number of loans to a variety of businesses, including Native American tribal and state and local municipal government entities, Native American tribal casino operations, foundations and not-for-profit organizations, educational services, and specialty trade contractors.
Energy loan balances decreased $53 million to $2.7 billion, or 11% of total loans. Consolidation in the energy industry led to elevated payoff activity in recent quarters, but this payoff activity is abating and balances are stabilizing. The majority of this portfolio is first lien, senior secured, reserve-based lending to oil and gas producers, which we believe is the lowest risk form of energy lending. Approximately 71% of committed production loans are secured by properties primarily producing oil. The remaining 29% are secured by properties primarily producing natural gas. Unfunded energy loan commitments were $4.4 billion at September 30, 2025, an $89 million decrease compared to June 30, 2025.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Commercial real estate loan balances increased $231 million to $5.8 billion, representing 23% of total loans. Loans secured by office facilities increased $122 million to $812 million, loans secured by industrial facilities increased $93 million to $1.4 billion, and loans secured by multifamily properties increased $27 million to $2.5 billion. The increases in these portfolios were partially offset by a $28 million decrease in other real estate loans. Unfunded commercial real estate loan commitments were $2.1 billion at September 30, 2025, an $84 million increase compared to June 30, 2025. We take a disciplined approach to managing our concentration of commercial real estate loan commitments as a percentage of capital.
Loans to individuals increased $213 million to $4.6 billion and represent 18% of total loans. Personal loans increased $144 million and residential mortgage loans increased $69 million. Personal loans consist primarily of loans to Wealth Management clients secured by the cash surrender value of insurance policies and marketable securities. Personal loans also include direct loans secured by and for the purchase of automobiles, recreational and marine equipment, as well as unsecured loans.

Period End & Average Deposits

(Dollars in thousands)	Sep. 30, 2025	June 30, 2025	Change	% Change
Period end deposits
Demand	$7,907,176	$7,998,761	$(91,585)	(1.1)%
Interest-bearing transaction	25,983,228	25,843,923	139,305	0.5%
Savings	846,736	853,757	(7,021)	(0.8)%
Time	3,762,878	3,549,668	213,210	6.0%
Total deposits	$38,500,018	$38,246,109	$253,909	0.7%

Average deposits
Demand	$7,894,847	$7,958,538	$(63,691)	(0.8)%
Interest-bearing transaction	26,076,475	25,859,336	217,139	0.8%
Savings	867,939	853,062	14,877	1.7%
Time	3,641,985	3,465,780	176,205	5.1%
Total average deposits	$38,481,246	$38,136,716	$344,530	0.9%
Our funding sources, which primarily include deposits and wholesale borrowings, provide adequate liquidity to meet our needs. The loan to deposit ratio was 65% at September 30, 2025, compared to 64% at June 30, 2025, providing significant on-balance sheet liquidity to meet future loan demand and contractual obligations.
Period end deposits totaled $38.5 billion at September 30, 2025, a $254 million increase. Time deposits increased $213 million and interest-bearing transaction accounts increased $139 million. Demand deposits decreased $92 million.
Average deposits were $38.5 billion at September 30, 2025, a $345 million increase. Average interest-bearing transaction accounts increased $217 million and average time deposits increased $176 million, while average demand deposit balances decreased $64 million.
Average Commercial Banking deposits increased $737 million to $18.2 billion, or 47% of total deposits. Our commercial deposit portfolio is highly diversified across industries and customers. The highest concentration by industry within our commercial deposit portfolio is with our energy customers representing 9% of our total deposits. Average Consumer Banking deposits increased $64 million to $8.3 billion, or 22% of total deposits. Average Wealth Management deposits decreased by $52 million to $10.7 billion, or 28% of total deposits.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Capital

	Minimum Capital Requirement	Capital Conservation Buffer	Minimum Capital Requirement Including Capital Conservation Buffer	Sep. 30, 2025	June 30, 2025
Common equity Tier 1	4.50%	2.50%	7.00%	13.60%	13.59%
Tier 1 capital	6.00%	2.50%	8.50%	13.61%	13.60%
Total capital	8.00%	2.50%	10.50%	14.48%	14.48%
Tier 1 leverage	4.00%	N/A	4.00%	10.19%	9.88%
Tangible common equity ratio[1]				10.06%	9.63%

Common stock repurchased (shares)				365,547	663,298
Average price per share repurchased				$111.00	$93.99
1     See Explanation and Reconciliation of Non-GAAP Measures following.
The company's common equity Tier 1 capital ratio was 13.60% at September 30, 2025. In addition, the company's Tier 1 capital ratio was 13.61%, total capital ratio was 14.48%, and leverage ratio was 10.19% at September 30, 2025. At June 30, 2025, the company's common equity Tier 1 capital ratio was 13.59%, Tier 1 capital ratio was 13.60%, total capital ratio was 14.48%, and leverage ratio was 9.88%.
The company's tangible common equity ratio, a non-GAAP measure, was 10.06% at September 30, 2025, and 9.63% at June 30, 2025. The tangible common equity ratio is primarily based on total shareholders' equity, which includes unrealized gains and losses on available-for-sale securities.
The company repurchased 365,547 shares of common stock at an average price paid of $111.00 per share in the third quarter of 2025. We view buybacks opportunistically, but within the context of maintaining our strong capital position.

Credit Quality
Nonperforming assets totaled $74 million, or 0.30% of outstanding loans and repossessed assets, at September 30, 2025, compared to $81 million, or 0.33%, at June 30, 2025. Excluding loans guaranteed by U.S. government agencies, nonperforming assets totaled $67 million, or 0.27% of outstanding loans and repossessed assets, at September 30, 2025, compared to $74 million, or 0.31%, at June 30, 2025.
Nonaccruing loans decreased $6.9 million compared to June 30, 2025. New nonaccruing loans identified in the third quarter totaled $6.2 million, offset by $5.9 million in payments received, $4.3 million in charge-offs, and $2.4 million in loans that returned to accrual status. Nonaccruing healthcare loans decreased $4.2 million and nonaccruing services loans decreased $3.7 million.
Net charge-offs were $3.6 million, or 0.06% of average loans on an annualized basis, in the third quarter. At September 30, 2025, net charge-offs for the trailing twelve months were $5.8 million, or 0.02% of average loans. Net charge-offs were $561 thousand, or 0.01% of average loans on an annualized basis, in the second quarter of 2025. At June 30, 2025, net charge-offs for the trailing twelve months were $2.1 million, or 0.01% of average loans.
The provision for expected credit losses of $2.0 million in the third quarter of 2025 reflects the impact of loan growth during the quarter, partially offset by a slight improvement in economic forecast scenario assumptions.
At September 30, 2025, the combined allowance for loan losses and accrual for off-balance sheet credit risk from unfunded loan commitments was $328 million, or 1.32% of outstanding loans and 505% of nonaccruing loans, excluding residential mortgage loans guaranteed by U.S. government agencies. At June 30, 2025, the combined allowance for loan losses and accrual for off-balance sheet credit risk from unfunded loan commitments was $330 million, or 1.36% of outstanding loans and 456% of nonaccruing loans.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Securities & Derivatives
The fair value of the available-for-sale securities portfolio totaled $13.5 billion at September 30, 2025, a $133 million increase over June 30, 2025. At September 30, 2025, the available-for-sale securities portfolio consisted primarily of $9.4 billion of residential mortgage-backed securities fully backed by U.S. government agencies and $3.1 billion of commercial mortgage-backed securities fully backed by U.S. government agencies. At September 30, 2025, the available-for-sale securities portfolio had a net unrealized loss of $204 million, compared to $277 million at June 30, 2025.
We hold an inventory of trading securities in support of sales to a variety of customers. At September 30, 2025, the trading securities portfolio totaled $4.3 billion, compared to $5.6 billion at June 30, 2025.
The company also maintains a portfolio of residential mortgage-backed securities issued by U.S. government agencies and interest rate derivative contracts as an economic hedge of the changes in the fair value of our mortgage servicing rights. This portfolio of fair value option securities decreased $3.0 million to $105 million at September 30, 2025.
Derivative contracts are carried at fair value. At September 30, 2025, the net fair values of derivative contracts, before consideration of cash margin, reported as assets under our customer derivative programs totaled $317 million, compared to $326 million at June 30, 2025. The aggregate net fair value of derivative contracts, before consideration of cash margin, held under these programs reported as liabilities totaled $294 million at September 30, 2025, and $297 million at June 30, 2025.
The net cost of the changes in the fair value of mortgage servicing rights and related economic hedges was $2.1 million during the third quarter of 2025, including a $2.4 million decrease in the fair value of mortgage servicing rights, a $122 thousand increase in the fair value of securities and derivative contracts held as an economic hedge, and $169 thousand of related net interest income.

Third Quarter 2025 Segment Highlights

	Commercial Banking		Consumer Banking		Wealth Management

(In thousands)	Sep. 30, 2025	June 30, 2025	Sep. 30, 2025	June 30, 2025	Sep. 30, 2025	June 30, 2025
Net interest income and fee revenue	$236,734	$234,226	$96,522	$94,903	$155,142	$148,494
Net loans charged-off (recovered)	2,609	29	1,413	1,018	(3)	(7)
Personnel expense	51,638	49,774	25,681	25,527	73,032	66,309
Non-personnel expense	29,601	29,931	38,361	29,949	29,939	26,972
Net income before taxes	139,817	141,364	14,490	24,746	36,606	40,749

Average loans	$20,280,147	$19,894,391	$2,432,968	$2,304,939	$2,353,961	$2,275,378
Average deposits	18,161,258	17,424,707	8,330,481	8,266,824	10,731,569	10,783,245
Assets under management or administration					$122,673,531	$117,870,970
Commercial Banking contributed $139.8 million to net income before taxes in the third quarter of 2025, a decrease of $1.5 million compared to the second quarter of 2025. Combined net interest income and fee revenue increased $2.5 million over the prior quarter. Net interest income grew $3.4 million led by higher loan balances during the quarter, which was partially offset by a decrease in loan syndication fees. Net loans charged off increased $2.6 million in the third quarter of 2025. Other operating expenses increased $1.5 million, primarily due to higher incentive compensation costs driven by increased loan origination activity during the quarter. Other gains (losses), net, declined $1.8 million related to lower gains on merchant banking activities. Corporate expense allocations decreased $1.9 million. Average loans increased $386 million, or 2% to $20.3 billion. Average deposits grew $737 million, or 4%, to $18.2 billion.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Consumer Banking contributed $14.5 million to net income before taxes in the third quarter of 2025, compared to $24.7 million in the prior quarter. Combined net interest income and fee revenue totaled $96.5 million, up $1.6 million, primarily due to increased mortgage banking revenue driven by growth in mortgage production volumes. The net cost of the change in the fair value of mortgage servicing rights and the related economic hedges was $2.1 million, compared to a benefit of $1.6 million in the prior quarter. Other operating expenses increased $8.6 million. Mortgage banking costs increased $4.0 million as the prior quarter's expenses were below typical seasonal levels, primarily due to lower mortgage servicing related costs. Other expense increased $2.2 million related to operational losses and business promotion expense increased $1.9 million due to increased advertising costs. Average loans increased $128 million, or 6%, to $2.4 billion. Average deposits were consistent with prior quarter at $8.3 billion.
Wealth Management contributed $36.6 million to net income before taxes in the third quarter of 2025, a decrease of $4.1 million compared to the second quarter of 2025. Combined net interest income and fee revenue increased $6.6 million, primarily due to growth in investment banking revenue driven by the timing and volume of municipal underwriting transactions. Other operating expenses increased $9.7 million. Incentive compensation expense increased $5.7 million, reflecting stronger underwriting activity. Professional fees and services expense grew $1.1 million, largely related to ongoing projects. Average loans increased $79 million, or 3%, to $2.4 billion. Average deposits were largely unchanged at $10.7 billion. Assets under management or administration were $122.7 billion, an increase of $4.8 billion, or 4%.

Conference Call & Webcast
The company will hold a conference call at noon Central time on Tuesday, October 21, 2025, to discuss the financial results with investors. The live audio webcast and presentation slides will be available on the company’s website at bokf.com. The conference call can also be accessed by dialing 1-800-715-9871 toll free, or 1-646-307-1963, conference ID: 6617678. A webcast replay will also be available shortly after the conclusion of the live call at bokf.com or by dialing 1-800-770-2030 and referencing replay PIN: 6617678.

About BOK Financial Corporation
BOK Financial Corporation is a $50 billion regional financial services company headquartered in Tulsa, Oklahoma with $123 billion in assets under management or administration. The company's stock is publicly traded on NASDAQ under the Global Select market listings (BOKF). BOK Financial Corporation's holdings include BOKF, NA; BOK Financial Securities, Inc.; and BOK Financial Private Wealth, Inc. BOKF, NA's holdings include TransFund and Cavanal Hill Investment Management, Inc. BOKF, NA operates banking divisions across eight states as: Bank of Albuquerque; Bank of Oklahoma; Bank of Texas; and BOK Financial in Arizona, Arkansas, Colorado, Kansas and Missouri; as well as having limited purpose offices in Nebraska, Wisconsin, Connecticut, and Tennessee. Through its subsidiaries, BOK Financial Corporation provides commercial and consumer banking, brokerage trading, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.
The company will continue to evaluate critical assumptions and estimates, such as the appropriateness of the allowance for credit losses and asset impairment as of September 30, 2025 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial Corporation, the financial services industry and the economy generally. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “outlook,” “projects,” “will,” “intends,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses, allowance for uncertain tax positions, accruals for loss contingencies and valuation of mortgage servicing rights involve judgments as to expected events and are inherently forward-looking statements. Assessments that acquisitions and growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified. These various forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to changes in government, changes in governmental economic policy, including tariffs, changes in commodity prices, interest rates and interest rate relationships, inflation, demand for products and services, the degree of competition by traditional and nontraditional competitors, changes in banking regulations, tax laws, prices, levies and assessments, the impact of technological advances, and trends in customer behavior as well as their ability to repay loans. BOK Financial Corporation and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
BALANCE SHEETS – UNAUDITED
BOK FINANCIAL CORPORATION

(In thousands)	Sep. 30, 2025	June 30, 2025
Assets
Cash and due from banks	$880,721	$1,074,130
Interest-bearing cash and cash equivalents	545,322	284,933
Trading securities	4,255,732	5,559,417
Investment securities, net of allowance	1,837,647	1,897,178
Available-for-sale securities	13,481,030	13,347,821
Fair value option securities	104,688	107,702
Restricted equity securities	248,605	294,359
Residential mortgage loans held for sale	100,060	101,437
Loans:
Commercial	14,512,940	14,384,182
Commercial real estate	5,752,607	5,521,441
Loans to individuals	4,599,647	4,386,588
Total loans	24,865,194	24,292,211
Allowance for loan losses	(277,692)	(277,049)
Loans, net of allowance	24,587,502	24,015,162
Premises and equipment, net	636,256	637,211
Receivables	288,140	299,327
Goodwill	1,044,749	1,044,749
Intangible assets, net	37,376	40,000
Mortgage servicing rights	326,399	334,644
Real estate and other repossessed assets, net	1,751	1,729
Derivative contracts, net	299,215	362,908
Cash surrender value of bank-owned life insurance	419,103	416,566
Receivable on unsettled securities sales	64,515	76,989
Other assets	1,034,576	1,101,815
Total assets	$50,193,387	$50,998,077

Liabilities
Deposits:
Demand	$7,907,176	$7,998,761
Interest-bearing transaction	25,983,228	25,843,923
Savings	846,736	853,757
Time	3,762,878	3,549,668
Total deposits	38,500,018	38,246,109
Funds purchased and repurchase agreements	970,950	682,051
Other borrowings	3,239,507	4,140,130
Accrued interest, taxes, and expense	312,283	302,515
Due on unsettled securities purchases	321,729	964,580
Derivative contracts, net	306,796	285,417
Other liabilities	517,179	483,919
Total liabilities	44,168,462	45,104,721
Shareholders' equity
Capital, surplus and retained earnings	6,249,199	6,179,898
Accumulated other comprehensive loss	(226,664)	(289,010)
Total shareholders’ equity	6,022,535	5,890,888
Non-controlling interests	2,390	2,468
Total equity	6,024,925	5,893,356
Total liabilities and equity	$50,193,387	$50,998,077

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
AVERAGE BALANCE SHEETS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended
(In thousands)	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024
Assets
Interest-bearing cash and cash equivalents	$495,091	$506,330	$564,014	$546,955	$531,811
Trading securities	5,603,200	6,876,788	5,881,997	5,636,949	5,802,448
Investment securities, net of allowance	1,861,565	1,918,969	1,980,005	2,037,072	2,094,408
Available-for-sale securities	13,386,515	13,218,569	12,962,830	12,969,630	12,939,422
Fair value option securities	105,651	88,323	17,603	18,384	19,095
Restricted equity securities	337,055	390,191	348,266	338,236	410,800
Residential mortgage loans held for sale	91,422	86,543	63,365	87,353	95,742
Loans:
Commercial	14,490,145	14,315,695	14,633,090	14,973,929	15,076,308
Commercial real estate	5,743,572	5,495,152	5,245,867	5,039,535	5,257,842
Loans to individuals	4,592,422	4,365,702	4,189,270	4,011,080	3,970,734
Total loans	24,826,139	24,176,549	24,068,227	24,024,544	24,304,884
Allowance for loan losses	(277,398)	(278,191)	(279,983)	(283,685)	(287,227)
Loans, net of allowance	24,548,741	23,898,358	23,788,244	23,740,859	24,017,657
Total earning assets	46,429,240	46,984,071	45,606,324	45,375,438	45,911,383
Cash and due from banks	960,602	915,487	995,598	910,894	884,053
Derivative contracts, net	317,732	374,125	328,478	360,352	294,276
Cash surrender value of bank-owned life insurance	417,261	419,602	417,797	414,760	412,945
Receivable on unsettled securities sales	162,035	228,563	184,960	284,793	216,158
Other assets	3,405,206	3,365,104	3,453,746	3,268,949	3,438,220
Total assets	$51,692,076	$52,286,952	$50,986,903	$50,615,186	$51,157,035

Liabilities
Deposits:
Demand	$7,894,847	$7,958,538	$8,156,069	$8,378,558	$8,273,656
Interest-bearing transaction	26,076,475	25,859,336	25,859,733	24,992,464	23,986,697
Savings	867,939	853,062	844,875	818,210	820,980
Time	3,641,985	3,465,780	3,498,401	3,629,882	3,678,964
Total deposits	38,481,246	38,136,716	38,359,078	37,819,114	36,760,297
Funds purchased and repurchase agreements	873,800	782,039	935,716	1,076,400	1,016,688
Other borrowings	5,048,301	6,019,948	4,626,402	4,489,870	6,366,046
Subordinated debentures	—	99,846	131,188	131,185	131,155
Derivative contracts, net	332,893	359,616	237,035	417,026	466,271
Due on unsettled securities purchases	329,361	503,490	425,050	472,334	348,585
Other liabilities	663,323	591,496	611,762	630,957	618,187
Total liabilities	45,728,924	46,493,151	45,326,231	45,036,886	45,707,229
Total equity	5,963,152	5,793,801	5,660,672	5,578,300	5,449,806
Total liabilities and equity	$51,692,076	$52,286,952	$50,986,903	$50,615,186	$51,157,035

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
STATEMENTS OF EARNINGS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except share and per share data)	2025	2024	2025	2024
Interest revenue	$644,453	$680,310	$1,905,450	$1,997,339
Interest expense	306,807	372,191	923,387	1,099,627
Net interest income	337,646	308,119	982,063	897,712
Provision for credit losses	2,000	2,000	2,000	18,000
Net interest income after provision for credit losses	335,646	306,119	980,063	879,712
Other operating revenue:
Brokerage and trading revenue	43,239	50,391	112,432	162,587
Transaction card revenue	29,463	28,495	86,116	81,234
Fiduciary and asset management revenue	63,878	57,384	188,814	170,265
Deposit service charges and fees	31,896	30,450	93,490	88,707
Mortgage banking revenue	19,764	18,372	58,572	55,967
Other revenue	16,190	17,402	46,452	44,325
Total fees and commissions	204,430	202,494	585,876	603,085
Other gains, net	8,264	13,087	15,679	74,731
Gain (loss) on derivatives, net	(453)	8,991	14,647	(733)
Gain on fair value option securities, net	630	764	2,067	365
Change in fair value of mortgage servicing rights	(2,375)	(16,453)	(14,634)	(2,023)
Gain (loss) on available-for-sale securities, net	213	(691)	213	(45,828)
Total other operating revenue	210,709	208,192	603,848	629,597
Other operating expense:
Personnel	226,347	206,821	655,243	600,564
Business promotion	9,960	7,681	27,917	23,909
Charitable contributions to BOKF Foundation	—	—	—	13,610
Professional fees and services	15,137	13,405	43,808	38,746
Net occupancy and equipment	33,040	32,077	98,689	92,615
FDIC and other insurance	7,302	8,186	20,328	24,243
FDIC special assessment	(1,209)	(1,437)	(1,209)	6,207
Data processing and communications	50,062	47,554	147,237	139,249
Printing, postage, and supplies	4,036	3,594	11,742	11,380
Amortization of intangible assets	2,656	2,856	7,964	8,757
Mortgage banking costs	10,668	9,059	25,068	23,946
Other expense	11,771	11,229	35,015	34,873
Total other operating expense	369,770	341,025	1,071,802	1,018,099

Net income before taxes	176,585	173,286	512,109	491,210
Federal and state income taxes	35,714	33,313	111,397	103,811

Net income	140,871	139,973	400,712	387,399
Net income (loss) attributable to non-controlling interests	(23)	(26)	23	(16)
Net income attributable to BOK Financial Corporation shareholders	$140,894	$139,999	$400,689	$387,415

Average shares outstanding:
Basic	62,840,270	63,489,581	63,196,043	63,830,188
Diluted	62,840,270	63,489,581	63,196,043	63,830,188

Net income per share:
Basic	$2.22	$2.18	$6.27	$6.01
Diluted	$2.22	$2.18	$6.27	$6.01

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
QUARTERLY EARNINGS TREND – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

(In thousands, except ratio, share, and per share data)	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024
Interest revenue	$644,453	$642,427	$618,570	$639,125	$680,310
Interest expense	306,807	314,261	302,319	326,079	372,191
Net interest income	337,646	328,166	316,251	313,046	308,119
Provision for credit losses	2,000	—	—	—	2,000
Net interest income after provision for credit losses	335,646	328,166	316,251	313,046	306,119
Other operating revenue:
Brokerage and trading revenue	43,239	38,125	31,068	55,505	50,391
Transaction card revenue	29,463	29,561	27,092	27,631	28,495
Fiduciary and asset management revenue	63,878	63,964	60,972	60,595	57,384
Deposit service charges and fees	31,896	31,319	30,275	30,038	30,450
Mortgage banking revenue	19,764	18,993	19,815	18,140	18,372
Other revenue	16,190	15,368	14,894	15,029	17,402
Total fees and commissions	204,430	197,330	184,116	206,938	202,494
Other gains (losses), net	8,264	8,140	(725)	4,995	13,087
Gain (loss) on derivatives, net	(453)	5,535	9,565	(21,728)	8,991
Gain (loss) on fair value option securities, net	630	1,112	325	(621)	764
Change in fair value of mortgage servicing rights	(2,375)	(5,019)	(7,240)	20,460	(16,453)
Gain (loss) on available-for-sale securities, net	213	—	—	—	(691)
Total other operating revenue	210,709	207,098	186,041	210,044	208,192
Other operating expense:
Personnel	226,347	214,711	214,185	210,675	206,821
Business promotion	9,960	9,139	8,818	9,365	7,681
Professional fees and services	15,137	15,402	13,269	15,175	13,405
Net occupancy and equipment	33,040	32,657	32,992	32,713	32,077
FDIC and other insurance	7,302	6,439	6,587	6,862	8,186
FDIC special assessment	(1,209)	(523)	523	(686)	(1,437)
Data processing and communications	50,062	49,597	47,578	48,024	47,554
Printing, postage, and supplies	4,036	4,067	3,639	3,699	3,594
Amortization of intangible assets	2,656	2,656	2,652	2,855	2,856
Mortgage banking costs	10,668	6,711	7,689	10,692	9,059
Other expense	11,771	13,647	9,597	8,282	11,229
Total other operating expense	369,770	354,503	347,529	347,656	341,025
Net income before taxes	176,585	180,761	154,763	175,434	173,286
Federal and state income taxes	35,714	40,691	34,992	39,280	33,313
Net income	140,871	140,070	119,771	136,154	139,973
Net income (loss) attributable to non-controlling interests	(23)	52	(6)	—	(26)
Net income attributable to BOK Financial Corporation shareholders	$140,894	$140,018	$119,777	$136,154	$139,999

Average shares outstanding:
Basic	62,840,270	63,208,027	63,547,510	63,491,458	63,489,581
Diluted	62,840,270	63,208,027	63,547,510	63,491,458	63,489,581
Net income per share:
Basic	$2.22	$2.19	$1.86	$2.12	$2.18
Diluted	$2.22	$2.19	$1.86	$2.12	$2.18

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
FINANCIAL HIGHLIGHTS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

(In thousands, except ratio, share, and per share data)	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024
Capital:
Period end shareholders' equity	$6,022,535	$5,890,888	$5,771,813	$5,548,353	$5,612,443
Risk-weighted assets	$38,136,467	$37,630,803	$38,062,913	$38,315,722	$38,365,133
Risk-based capital ratios:
Common equity Tier 1	13.60%	13.59%	13.31%	13.03%	12.73%
Tier 1	13.61%	13.60%	13.31%	13.04%	12.74%
Total capital	14.48%	14.48%	14.54%	14.21%	13.91%
Leverage ratio	10.19%	9.88%	10.02%	9.97%	9.67%
Tangible common equity ratio[1]	10.06%	9.63%	9.48%	9.17%	9.22%

Common stock:
Book value per share	$95.22	$92.61	$89.82	$86.53	$87.53
Tangible book value per share	$78.11	$75.56	$72.87	$69.51	$70.44
Market value per share:
High	$114.17	$104.15	$116.29	$121.58	$108.01
Low	$96.89	$85.08	$97.84	$99.93	$86.43
Cash dividends paid	$36,122	$36,256	$36,468	$36,421	$35,147
Dividend payout ratio	25.64%	25.89%	30.45%	26.75%	25.11%
Shares outstanding, net	63,247,676	63,611,097	64,261,824	64,121,299	64,118,417
Stock buy-back program:
Shares repurchased	365,547	663,298	10,000	—	—
Amount	$40,575	$62,341	$985	$—	$—
Average price paid per share[2]	$111.00	$93.99	$98.45	$—	$—

Performance ratios (quarter annualized):
Return on average assets	1.08%	1.07%	0.95%	1.07%	1.09%
Return on average equity	9.38%	9.70%	8.59%	9.71%	10.22%
Return on average tangible common equity[1]	11.46%	11.94%	10.63%	12.09%	12.80%
Net interest margin	2.91%	2.80%	2.78%	2.75%	2.68%
Efficiency ratio[1]	66.66%	65.42%	68.31%	65.61%	65.11%

Other data:
Tax-equivalent interest	$2,565	$2,574	$2,542	$2,466	$2,385
Net unrealized loss on available-for-sale securities	$(203,682)	$(276,678)	$(363,507)	$(537,335)	$(307,360)

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)

	Three Months Ended

(In thousands, except ratio, share, and per share data)	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024
Mortgage banking:
Mortgage production revenue	$2,370	$1,707	$2,629	$1,282	$1,563

Mortgage loans funded for sale	$229,812	$219,154	$159,816	$208,300	$224,749
Add: Current period end outstanding commitments	67,842	64,508	60,429	36,590	70,102
Less: Prior period end outstanding commitments	64,508	60,429	36,590	70,102	62,960
Total mortgage production volume	$233,146	$223,233	$183,655	$174,788	$231,891

Mortgage loan refinances to mortgage loans funded for sale	13%	16%	12%	19%	11%
Realized margin on funded mortgage loans	0.96%	0.66%	0.91%	0.87%	0.93%
Production revenue as a percentage of production volume	1.02%	0.76%	1.43%	0.73%	0.67%

Mortgage servicing revenue	$17,394	$17,286	$17,186	$16,858	$16,809
Average outstanding principal balance of mortgage loans serviced for others	$22,269,300	$22,687,658	$23,089,324	$22,214,392	$22,203,787
Average mortgage servicing revenue rates	0.31%	0.31%	0.30%	0.30%	0.30%

Gain (loss) on mortgage servicing rights, net of economic hedge:
Gain (loss) on derivatives, net	$(508)	$5,230	$9,183	$(21,917)	$11,357
Gain (loss) on fair value option securities, net	630	1,112	325	(621)	764
Gain (loss) on economic hedge of mortgage servicing rights	122	6,342	9,508	(22,538)	12,121
Change in fair value of mortgage servicing rights	(2,375)	(5,019)	(7,240)	20,460	(16,453)
Gain (loss) on changes in fair value of mortgage servicing rights, net of economic hedges, included in other operating revenue	(2,253)	1,323	2,268	(2,078)	(4,332)
Net interest income (expense) on fair value option securities[3]	169	229	(71)	(79)	(146)
Total economic benefit (cost) of changes in the fair value of mortgage servicing rights, net of economic hedges	$(2,084)	$1,552	$2,197	$(2,157)	$(4,478)
1     See Reconciliation of Non-GAAP Measures following.
2     Excludes 1% excise tax on corporate stock repurchases.
3     Actual interest earned on fair value option securities less internal transfer-priced cost of funds.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
EXPLANATION AND RECONCILIATION OF NON-GAAP MEASURES – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

(In thousands, except ratio and share data)	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024
Reconciliation of tangible common equity ratio:
Total shareholders' equity	$6,022,535	$5,890,888	$5,771,813	$5,548,353	$5,612,443
Less: Goodwill and intangible assets, net	1,082,125	1,084,749	1,088,813	1,091,537	1,095,954
Tangible common equity	$4,940,410	$4,806,139	$4,683,000	$4,456,816	$4,516,489

Total assets	$50,193,387	$50,998,077	$50,472,189	$49,685,892	$50,081,985
Less: Goodwill and intangible assets, net	1,082,125	1,084,749	1,088,813	1,091,537	1,095,954
Tangible assets	$49,111,262	$49,913,328	$49,383,376	$48,594,355	$48,986,031

Tangible common equity ratio	10.06%	9.63%	9.48%	9.17%	9.22%

Reconciliation of return on average tangible common equity:
Total average shareholders' equity	$5,960,711	$5,791,275	$5,658,082	$5,575,583	$5,446,998
Less: Average goodwill and intangible assets, net	1,083,390	1,086,991	1,090,116	1,094,466	1,097,317
Average tangible common equity	$4,877,321	$4,704,284	$4,567,966	$4,481,117	$4,349,681

Net income attributable to BOK Financial Corporation shareholders	$140,894	$140,018	$119,777	$136,154	$139,999

Return on average tangible common equity	11.46%	11.94%	10.63%	12.09%	12.80%

Calculation of efficiency ratio:
Total other operating expense	$369,770	$354,503	$347,529	$347,656	$341,025
Less: Amortization of intangible assets	2,656	2,656	2,652	2,855	2,856
Numerator for efficiency ratio	$367,114	$351,847	$344,877	$344,801	$338,169

Net interest income	$337,646	$328,166	$316,251	$313,046	$308,119
Add: Tax-equivalent adjustment	2,565	2,574	2,542	2,466	2,385
Tax-equivalent net interest income	340,211	330,740	318,793	315,512	310,504
Add: Total other operating revenue	210,709	207,098	186,041	210,044	208,192
Less: Gain (loss) on available-for-sale securities, net	213	—	—	—	(691)
Denominator for efficiency ratio	$550,707	$537,838	$504,834	$525,556	$519,387

Efficiency ratio	66.66%	65.42%	68.31%	65.61%	65.11%

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)

	Three Months Ended

(In thousands, except ratio and share data)	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024
Reconciliation of pre-provision net revenue:
Net income before taxes	$176,585	$180,761	$154,763	$175,434	$173,286
Add: Provision for expected credit losses	2,000	—	—	—	2,000
Less: Net income (loss) attributable to non-controlling interests	(23)	52	(6)	—	(26)
Pre-provision net revenue	$178,608	$180,709	$154,769	$175,434	$175,312

Information on net interest income and net interest margin excluding trading activities:
Net interest income	$337,646	$328,166	$316,251	$313,046	$308,119
Less: Trading activities net interest income	14,325	16,138	15,174	4,648	3,751
Net interest income excluding trading activities	323,321	312,028	301,077	308,398	304,368
Add: Tax-equivalent adjustment	2,565	2,574	2,542	2,466	2,385
Tax-equivalent net interest income excluding trading activities	$325,886	$314,602	$303,619	$310,864	$306,753

Average interest-earning assets	$46,429,240	$46,984,071	$45,606,324	$45,375,438	$45,911,383
Less: Average trading activities interest-earning assets	5,603,200	6,876,788	5,881,997	5,636,949	5,802,448
Average interest-earning assets excluding trading activities	$40,826,040	$40,107,283	$39,724,327	$39,738,489	$40,108,935

Net interest margin on average interest-earning assets	2.91%	2.80%	2.78%	2.75%	2.68%
Net interest margin on average trading activities interest-earning assets	1.07%	0.93%	0.98%	0.36%	0.29%
Net interest margin on average interest-earning assets excluding trading activities	3.16%	3.12%	3.05%	3.09%	3.02%

Explanation of Non-GAAP Measures
The tangible common equity ratio and return on average tangible common equity are primarily based on total shareholders' equity, which includes unrealized gains and losses on available-for-sale securities, less intangible assets and equity that does not benefit common shareholders. These measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from shareholders' equity and retain the effect of unrealized losses on securities and other components of accumulated other comprehensive income in shareholders' equity.
The efficiency ratio measures the company's ability to use its assets and manage its liabilities effectively in the current period.
Pre-provision net revenue is a measure of revenue less expenses and is calculated before provision for credit losses and income tax expense. This financial measure is frequently used by investors and analysts and enables them to assess a company's ability to generate earnings to cover credit losses through a credit cycle. It also provides an additional basis for comparing the results of operations between periods by isolating the impact of the provision for credit losses, which can vary significantly between periods.
Net interest income and net interest margin excluding trading activities removes the effect of trading activities on these metrics allowing management and investors to assess the performance of the company's core lending and deposit activities without the associated volatility from trading activities.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
LOANS TREND – UNAUDITED
BOK FINANCIAL CORPORATION

(In thousands)	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024
Commercial:
Healthcare	$3,878,543	$3,808,936	$3,789,446	$3,967,533	$4,149,069
Services	3,710,643	3,658,807	3,704,834	3,643,203	3,573,670
Energy	2,681,512	2,734,713	2,860,330	3,254,724	3,126,635
General business	4,242,242	4,181,726	4,048,821	4,164,676	4,028,548
Total commercial	14,512,940	14,384,182	14,403,431	15,030,136	14,877,922

Commercial real estate:
Multifamily	2,500,323	2,473,365	2,336,312	2,237,064	2,109,445
Industrial	1,396,795	1,304,211	1,163,089	1,127,867	1,270,928
Office	811,601	690,086	704,688	755,838	815,966
Retail	593,835	592,043	497,579	485,926	521,874
Residential construction and land development	122,033	105,701	105,190	109,120	105,048
Other commercial real estate	328,020	356,035	356,678	342,637	365,394
Total commercial real estate	5,752,607	5,521,441	5,163,536	5,058,452	5,188,655

Loans to individuals:
Residential mortgage	2,676,366	2,610,681	2,471,345	2,436,958	2,370,293
Residential mortgages guaranteed by U.S. government agencies	151,642	148,453	133,453	136,649	127,747
Personal	1,771,639	1,627,454	1,518,723	1,452,529	1,420,444
Total loans to individuals	4,599,647	4,386,588	4,123,521	4,026,136	3,918,484

Total	$24,865,194	$24,292,211	$23,690,488	$24,114,724	$23,985,061

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
LOANS MANAGED BY PRINCIPAL MARKET AREA – UNAUDITED
BOK FINANCIAL CORPORATION

(In thousands)	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024
Texas:
Commercial	$6,800,577	$6,893,246	$6,953,714	$7,411,416	$7,437,800
Commercial real estate	2,107,335	1,997,598	1,864,345	1,731,281	1,816,276
Loans to individuals	1,037,831	996,341	929,825	918,994	880,213
Total Texas	9,945,743	9,887,185	9,747,884	10,061,691	10,134,289

Oklahoma:
Commercial	3,692,319	3,455,696	3,380,680	3,585,592	3,440,385
Commercial real estate	574,126	512,075	521,992	513,101	557,025
Loans to individuals	2,927,185	2,725,320	2,548,549	2,440,874	2,367,725
Total Oklahoma	7,193,630	6,693,091	6,451,221	6,539,567	6,365,135

Colorado:
Commercial	2,132,770	2,185,658	2,246,388	2,188,324	2,175,540
Commercial real estate	589,307	791,171	706,154	759,168	835,478
Loans to individuals	208,323	217,088	210,531	213,768	216,938
Total Colorado	2,930,400	3,193,917	3,163,073	3,161,260	3,227,956

Arizona:
Commercial	1,228,593	1,166,745	1,115,085	1,082,829	1,064,380
Commercial real estate	1,348,838	1,165,927	1,084,967	1,098,174	1,115,928
Loans to individuals	222,963	226,727	218,093	215,531	218,340
Total Arizona	2,800,394	2,559,399	2,418,145	2,396,534	2,398,648

Kansas/Missouri:
Commercial	270,068	303,692	298,410	305,957	306,370
Commercial real estate	618,052	556,390	533,335	515,511	438,424
Loans to individuals	142,408	155,154	147,651	164,638	158,524
Total Kansas/Missouri	1,030,528	1,015,236	979,396	986,106	903,318

New Mexico:
Commercial	282,479	282,918	324,321	325,246	324,605
Commercial real estate	458,720	443,516	381,775	402,217	386,037
Loans to individuals	51,056	55,714	57,926	60,703	64,511
Total New Mexico	792,255	782,148	764,022	788,166	775,153

Arkansas:
Commercial	106,134	96,227	84,833	130,772	128,842
Commercial real estate	56,229	54,764	70,968	39,000	39,487
Loans to individuals	9,881	10,244	10,946	11,628	12,233
Total Arkansas	172,244	161,235	166,747	181,400	180,562

Total BOK Financial	$24,865,194	$24,292,211	$23,690,488	$24,114,724	$23,985,061
Loans attributed to a principal market may not always represent the location of the borrower or the collateral.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
DEPOSITS BY PRINCIPAL MARKET AREA – UNAUDITED
BOK FINANCIAL CORPORATION

(In thousands)	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024
Oklahoma:
Demand	$3,520,203	$3,589,146	$3,629,708	$3,618,771	$3,491,996
Interest-bearing:
Transaction	13,352,070	13,537,068	13,891,707	13,352,732	12,474,626
Savings	520,995	521,734	525,424	497,443	490,957
Time	2,356,945	2,166,094	2,089,744	2,138,620	2,462,463
Total interest-bearing	16,230,010	16,224,896	16,506,875	15,988,795	15,428,046
Total Oklahoma	19,750,213	19,814,042	20,136,583	19,607,566	18,920,042

Texas:
Demand	2,194,177	2,082,652	2,187,903	2,216,393	2,228,690
Interest-bearing:
Transaction	6,427,135	6,203,081	5,925,285	6,205,605	6,191,794
Savings	147,560	155,027	155,777	154,112	152,392
Time	649,757	638,657	633,538	646,490	648,796
Total interest-bearing	7,224,452	6,996,765	6,714,600	7,006,207	6,992,982
Total Texas	9,418,629	9,079,417	8,902,503	9,222,600	9,221,672

Colorado:
Demand	929,383	1,040,223	1,082,304	1,159,076	1,195,637
Interest-bearing:
Transaction	2,204,899	1,989,284	1,988,258	2,089,475	1,935,685
Savings	53,768	55,326	58,318	59,244	56,275
Time	284,962	278,914	274,235	280,081	279,887
Total interest-bearing	2,543,629	2,323,524	2,320,811	2,428,800	2,271,847
Total Colorado	3,473,012	3,363,747	3,403,115	3,587,876	3,467,484

New Mexico:
Demand	591,330	609,205	631,950	659,234	628,594
Interest-bearing:
Transaction	1,376,694	1,416,741	1,283,998	1,305,044	1,275,502
Savings	94,180	94,930	96,969	90,580	90,867
Time	347,227	340,946	344,827	347,443	336,830
Total interest-bearing	1,818,101	1,852,617	1,725,794	1,743,067	1,703,199
Total New Mexico	2,409,431	2,461,822	2,357,744	2,402,301	2,331,793

Arizona:
Demand	368,432	385,442	451,085	418,587	435,553
Interest-bearing:
Transaction	1,406,300	1,467,509	1,312,979	1,277,494	1,237,811
Savings	13,571	10,536	11,125	12,336	11,228
Time	71,886	72,041	70,758	70,390	59,508
Total interest-bearing	1,491,757	1,550,086	1,394,862	1,360,220	1,308,547
Total Arizona	1,860,189	1,935,528	1,845,947	1,778,807	1,744,100

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)

(In thousands)	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024
Kansas/Missouri:
Demand	282,235	269,408	279,808	277,440	255,950
Interest-bearing:
Transaction	1,151,956	1,169,161	1,202,107	1,169,541	1,134,544
Savings	14,251	13,719	14,504	12,158	11,896
Time	37,563	35,768	36,307	37,210	35,316
Total interest-bearing	1,203,770	1,218,648	1,252,918	1,218,909	1,181,756
Total Kansas/Missouri	1,486,005	1,488,056	1,532,726	1,496,349	1,437,706

Arkansas:
Demand	21,416	22,685	25,738	22,396	23,824
Interest-bearing:
Transaction	64,174	61,079	57,696	55,215	62,249
Savings	2,411	2,485	2,602	2,944	3,092
Time	14,538	17,248	17,019	15,176	15,156
Total interest-bearing	81,123	80,812	77,317	73,335	80,497
Total Arkansas	102,539	103,497	103,055	95,731	104,321

Total BOK Financial	$38,500,018	$38,246,109	$38,281,673	$38,191,230	$37,227,118

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
NET INTEREST MARGIN TREND – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024
Tax-equivalent asset yields
Interest-bearing cash and cash equivalents	4.39%	4.46%	4.48%	4.60%	5.33%
Trading securities	5.25%	5.05%	5.07%	4.90%	5.36%
Investment securities, net of allowance	1.41%	1.41%	1.42%	1.42%	1.41%
Available-for-sale securities	3.93%	3.89%	3.82%	3.82%	3.76%
Fair value option securities	5.45%	5.90%	3.72%	3.70%	3.69%
Restricted equity securities	7.84%	7.73%	7.51%	7.60%	8.20%
Residential mortgage loans held for sale	6.08%	6.13%	6.03%	5.85%	6.15%
Loans	6.70%	6.71%	6.71%	7.01%	7.47%
Allowance for loan losses
Loans, net of allowance	6.78%	6.79%	6.79%	7.10%	7.55%
Total tax-equivalent yield on earning assets	5.53%	5.47%	5.45%	5.59%	5.89%

Cost of interest-bearing liabilities:
Interest-bearing deposits:
Transaction	3.14%	3.17%	3.21%	3.42%	3.78%
Savings	0.55%	0.54%	0.56%	0.59%	0.60%
Time	3.73%	3.83%	4.10%	4.56%	4.56%
Total interest-bearing deposits	3.14%	3.17%	3.24%	3.48%	3.79%
Funds purchased and repurchase agreements	3.29%	3.50%	3.05%	3.78%	3.89%
Other borrowings	4.54%	4.49%	4.57%	4.95%	5.55%
Subordinated debt	—%	6.38%	6.44%	6.80%	7.15%
Total cost of interest-bearing liabilities	3.33%	3.40%	3.42%	3.69%	4.11%
Tax-equivalent net interest spread	2.20%	2.07%	2.03%	1.90%	1.78%
Effect of noninterest-bearing funding sources and other	0.71%	0.73%	0.75%	0.85%	0.90%
Tax-equivalent net interest margin	2.91%	2.80%	2.78%	2.75%	2.68%
Yield calculations are shown on a tax-equivalent basis at the statutory federal and state rates for the periods presented. The yield calculations exclude security trades that have been recorded on trade date with no corresponding interest income and the unrealized gains and losses. The yield calculation also includes average loan balances for which the accrual of interest has been discontinued and are net of unearned income. Yield/rate calculations are generally based on the conventions that determine how interest income and expense is accrued.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
CREDIT QUALITY INDICATORS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

(In thousands, except ratios)	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024
Nonperforming assets:
Nonaccruing loans:
Commercial:
Healthcare	$24,507	$28,743	$29,253	$13,717	$15,927
Services	7,647	11,329	13,662	767	1,425
Energy	31	40	49	49	28,986
General business	85	45	103	114	5,334
Total commercial	32,270	40,157	43,067	14,647	51,672

Commercial real estate	6,809	6,925	13,125	9,905	12,364

Loans to individuals:
Permanent mortgage	21,255	20,654	20,502	15,261	13,688
Permanent mortgage guaranteed by U.S. government agencies	7,348	6,978	6,786	6,803	6,520
Personal	4,712	4,613	40	109	71
Total loans to individuals	33,315	32,245	27,328	22,173	20,279

Total nonaccruing loans	72,394	79,327	83,520	46,725	84,315
Real estate and other repossessed assets	1,751	1,729	1,769	2,254	2,625
Total nonperforming assets	$74,145	$81,056	$85,289	$48,979	$86,940

Total nonperforming assets excluding those guaranteed by U.S. government agencies	$66,797	$74,078	$78,503	$42,176	$80,420

Accruing loans 90 days past due[1]	$1,135	$1,388	$3,258	$—	$597

Gross charge-offs	$4,348	$1,313	$2,291	$1,339	$2,496
Recoveries	(721)	(752)	(1,186)	(811)	(2,550)
Net charge-offs (recoveries)	$3,627	$561	$1,105	$528	$(54)

Provision for loan losses	$4,270	$(984)	$(336)	$(3,893)	$(3,424)
Provision for credit losses from off-balance sheet unfunded loan commitments	(2,208)	904	448	3,874	5,430
Provision for expected credit losses from mortgage banking activities	(74)	77	(82)	30	47
Provision for credit losses related to held-to-maturity (investment) securities portfolio	12	3	(30)	(11)	(53)
Total provision for credit losses	$2,000	$—	$—	$—	$2,000

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)

	Three Months Ended

(In thousands, except ratios)	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024

Allowance for loan losses to period end loans	1.12%	1.14%	1.18%	1.16%	1.19%
Combined allowance for loan losses and accrual for off-balance sheet credit risk from unfunded loan commitments to period end loans	1.32%	1.36%	1.40%	1.38%	1.39%
Nonperforming assets to period end loans and repossessed assets	0.30%	0.33%	0.36%	0.20%	0.36%
Net charge-offs (annualized) to average loans	0.06%	0.01%	0.02%	0.01%	—%
Allowance for loan losses to nonaccruing loans[1]	426.92%	382.93%	363.06%	701.46%	365.65%
Combined allowance for loan losses and accrual for off-balance sheet credit risk from unfunded loan commitments to nonaccruing loans[1]	504.99%	456.18%	430.95%	830.81%	427.05%
1    Excludes residential mortgage loans guaranteed by agencies of the U.S. government.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
SEGMENTS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended			3Q25 vs 2Q25		3Q25 vs 3Q24

(Dollars in thousands, except ratios)	Sep. 30, 2025	June 30, 2025	Sep. 30, 2024	Change	% Change	Change	% Change
Commercial Banking:
Net interest income	$179,197	$175,826	$207,610	$3,371	1.9%	$(28,413)	(13.7)%
Fees and commissions revenue	57,537	58,400	55,865	(863)	(1.5)%	1,672	3.0%
Combined net interest income and fee revenue	236,734	234,226	263,475	2,508	1.1%	(26,741)	(10.1)%
Other operating expense	81,239	79,705	79,230	1,534	1.9%	2,009	2.5%
Corporate allocations	17,277	19,160	17,010	(1,883)	(9.8)%	267	1.6%
Net income before taxes	139,817	141,364	172,181	(1,547)	(1.1)%	(32,364)	(18.8)%

Average assets	$21,722,491	$21,318,236	$21,881,574	$404,255	1.9%	$(159,083)	(0.7)%
Average loans	20,280,147	19,894,391	20,340,512	385,756	1.9%	(60,365)	(0.3)%
Average deposits	18,161,258	17,424,707	17,131,237	736,551	4.2%	1,030,021	6.0%

Consumer Banking:
Net interest income	$58,451	$58,114	$65,263	$337	0.6%	$(6,812)	(10.4)%
Fees and commissions revenue	38,071	36,789	36,699	1,282	3.5%	1,372	3.7%
Combined net interest income and fee revenue	96,522	94,903	101,962	1,619	1.7%	(5,440)	(5.3)%
Other operating expense	64,042	55,476	57,779	8,566	15.4%	6,263	10.8%
Corporate allocations	14,326	15,039	13,298	(713)	(4.7)%	1,028	7.7%
Net income before taxes	14,490	24,746	24,774	(10,256)	(41.4)%	(10,284)	(41.5)%

Average assets	$8,372,125	$8,310,875	$8,172,256	$61,250	0.7%	$199,869	2.4%
Average loans	2,432,968	2,304,939	2,057,870	128,029	5.6%	375,098	18.2%
Average deposits	8,330,481	8,266,824	8,136,312	63,657	0.8%	194,169	2.4%

Wealth Management:
Net interest income	$43,626	$44,844	$33,185	$(1,218)	(2.7)%	$10,441	31.5%
Fees and commissions revenue	111,516	103,650	112,457	7,866	7.6%	(941)	(0.8)%
Combined net interest income and fee revenue	155,142	148,494	145,642	6,648	4.5%	9,500	6.5%
Other operating expense	102,971	93,281	93,539	9,690	10.4%	9,432	10.1%
Corporate allocations	15,568	14,471	13,458	1,097	7.6%	2,110	15.7%
Net income before taxes	36,606	40,749	38,804	(4,143)	(10.2)%	(2,198)	(5.7)%

Average assets	$11,265,485	$11,571,187	$10,566,503	$(305,702)	(2.6)%	$698,982	6.6%
Average loans	2,353,961	2,275,378	2,151,196	78,583	3.5%	202,765	9.4%
Average deposits	10,731,569	10,783,245	9,837,888	(51,676)	(0.5)%	893,681	9.1%
Fiduciary assets	73,862,296	71,057,135	63,703,618	2,805,161	3.9%	10,158,678	15.9%
Assets under management or administration	122,673,531	117,870,970	110,702,612	4,802,561	4.1%	11,970,919	10.8%
Certain prior period amounts have been reclassified to conform to current period presentation.